Exhibit 25.1

securities and exchange commission

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

44-0194180

I.R.S. Employer Identification No.

1010 Grand Blvd. Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

James Henry

UMB BANK, NATIONAL ASSOCIATION

5555 San Felipe, Suite 870

Houston, Texas 77056

(512) 582-5851

(Name, address and telephone number of agent for service)

OptimumBank Holdings, Inc.

(Issuer with respect to the Securities)

Florida	55-0865043
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2929 East Commercial Boulevard Fort Lauderdale, Florida	33308
(Address of Principal Executive Offices)	(Zip Code)

7.50% Fixed-to-Floating Rate Subordinated Notes due 2036

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve P.O. Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of June 30, 2026 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, State of Texas on the 9th of September, 2026.

By:	/s/ James Henry
James Henry
Vice President

Exhibit 7

(See Attached)

Umb Bank, National Association - FDIC Certificate Number: 8273 Submitted to CDR on 07/29/2026 at 08:37 AM
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Page 16 of 85
RC-1

# Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2026

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

## Schedule RC—Balance Sheet

| Dollar Amounts in Thousands | | | | RCFD | Amount | |
|---|---|---|---|---|---|---|
| **Assets** | | | | | | |
| 1. Cash and balances due from depository institutions (from Schedule RC-A): | | | | | | |
| a. Noninterest-bearing balances and currency and coin (1) | | | | 0081 | 786,256 | 1.a. |
| b. Interest-bearing balances (2) | | | | 0071 | 4,921,009 | 1.b. |
| 2. Securities: | | | | | | |
| a. Held-to-maturity securities (from Schedule RC-B, column A) (3) | | | | JJ34 | 5,712,430 | 2.a. |
| b. Available-for-sale debt securities (from Schedule RC-B, column D) | | | | 1773 | 13,488,145 | 2.b. |
| c. Equity securities with readily determinable fair values not held for trading (4) | | | | JA22 | 11,948 | 2.c. |
| 3. Federal funds sold and securities purchased under agreements to resell: | | | | | | |
| a. Federal funds sold | | | RCON | B987 | 0 | 3.a. |
| b. Securities purchased under agreements to resell (5,6) | | | RCFD | B989 | 928,438 | 3.b. |
| 4. Loans and lease financing receivables (from Schedule RC-C): | | | | RCFD | | |
| a. Loans and leases held for sale | | | | 5369 | 6,800 | 4.a. |
| b. Loans and leases held for investment | | B528 | 41,149,726 | | | 4.b. |
| c. LESS: Allowance for credit losses on loans and leases | | 3123 | 437,376 | | | 4.c. |
| d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c) | | | | B529 | 40,712,350 | 4.d. |
| 5. Trading assets (from Schedule RC-D) | | | | 3545 | 34,817 | 5. |
| 6. Premises and fixed assets (including right-of-use assets) | | | | 2145 | 380,850 | 6. |
| 7. Other real estate owned (from Schedule RC-M) | | | | 2150 | 5,728 | 7. |
| 8. Investments in unconsolidated subsidiaries and associated companies | | | | 2130 | 0 | 8. |
| 9. Direct and indirect investments in real estate ventures | | | | 3656 | 0 | 9. |
| 10. Intangible assets (from Schedule RC-M) | | | | 2143 | 2,237,553 | 10. |
| 11. Other assets (from Schedule RC-F) (6) | | | | 2160 | 2,672,264 | 11. |
| 12. Total assets (sum of items 1 through 11) | | | | 2170 | 71,898,588 | 12. |
| **Liabilities** | | | | | | |
| 13. Deposits: | | | | RCON | | |
| a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I) | | | | 2200 | 60,172,026 | 13.a. |
| (1) Noninterest-bearing (7) | RCON | 6631 | 16,574,342 | | | 13.a.1. |
| (2) Interest-bearing | RCON | 6636 | 43,597,684 | | | 13.a.2. |
| b. In foreign offices, Edge and Agreement subsidiaries, and IBFs | | | | RCFN | | |
| (from Schedule RC-E, Part II) | | | | 2200 | 0 | 13.b. |
| (1) Noninterest-bearing | RCFN | 6631 | 0 | | | 13.b.1. |
| (2) Interest-bearing | RCFN | 6636 | 0 | | | 13.b.2. |
| 14. Federal funds purchased and securities sold under agreements to repurchase: | | | | | | |
| a. Federal funds purchased in domestic offices (8) | | | RCON | B993 | 24,520 | 14.a. |
| b. Securities sold under agreements to repurchase (9) | | | RCFD | B995 | 3,059,080 | 14.b. |
| 15. Trading liabilities (from Schedule RC-D) | | | RCFD | 3548 | 0 | 15. |
| 16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M) | | | RCFD | 3190 | 0 | 16. |

1 Includes cash items in process of collection and unposted debits.
2 Includes time certificates of deposit not held for trading.
3 Institutions should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.
4 Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.
5 Includes all securities resale agreements, regardless of maturity.
6 Institutions should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7 Includes noninterest-bearing, demand, time, and savings deposits.
8 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
9 Includes all securities repurchase agreements, regardless of maturity.

Reporting Period: June 30, 2026 July 29, 2026 8:47 AM

Umb Bank, National Association - FDIC Certificate Number: 8273 Submitted to CDR on 07/29/2026 at 08:37 AM

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Page 17 of 85
RC-2

# Schedule RC—Continued

| Dollar Amounts in Thousands | RCFD | Amount | |
|---|---|---|---|
| **Liabilities - continued** | | | |
| 17. and 18. Not applicable | | | |
| 19. Subordinated notes and debentures (1) | 3200 | 0 | 19. |
| 20. Other liabilities (from Schedule RC-G) | 2930 | 817,432 | 20. |
| 21. Total liabilities (sum of items 13 through 20) | 2948 | 64,073,058 | 21. |
| 22. Not applicable | | | |
| **Equity Capital** | | | |
| **Bank Equity Capital** | | | |
| 23. Perpetual preferred stock and related surplus | 3838 | 0 | 23. |
| 24. Common stock | 3230 | 21,250 | 24. |
| 25. Surplus (excludes all surplus related to preferred stock) | 3839 | 4,222,577 | 25. |
| 26. a. Retained earnings | 3632 | 3,958,082 | 26.a. |
| b. Accumulated other comprehensive income (2) | B530 | (376,379) | 26.b. |
| c. Other equity capital components (3) | A130 | 0 | 26.c. |
| 27. a. Total bank equity capital (sum of items 23 through 26.c) | 3210 | 7,825,530 | 27.a. |
| b. Noncontrolling (minority) interests in consolidated subsidiaries | 3000 | 0 | 27.b. |
| 28. Total equity capital (sum of items 27.a and 27.b) | G105 | 7,825,530 | 28. |
| 29. Total liabilities and equity capital (sum of items 21 and 28) | 3300 | 71,898,588 | 29. |

## Memoranda

**To be reported with the March Report of Condition.**

| | RCFD | Number | |
|---|---|---|---|
| 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2025 | 6724 | NR | M.1. |

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent publicaccountant that submits a report on the institution

1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 = This number is not to be used

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

**To be reported with the March Report of Condition.**

| | RCON | Date | |
|---|---|---|---|
| 2. Bank's fiscal year-end date (report the date in MMDD format) | 8678 | NR | M.2. |

1 Includes limited-life preferred stock and related surplus.

2 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

3 Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Reporting Period: June 30, 2026 July 29, 2026 8:47 AM